Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2023 relating to the financial statements of Troika Media Group, Inc. and subsidiaries (collectively, the “Company”) appearing in the Transition Report on Form 10-KT of the Company for the six months ended year ended December 31, 2022.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York
April 7, 2023